Freshworks Reports Fourth Quarter and Full Year 2023 Results
•Full year revenue grew 20% year-over-year for both as reported and constant currency
•Fourth quarter revenue grew 20% year-over-year, 19% adjusting for constant currency
•Improved business efficiency with $30.9 million in net cash provided by operating activities and $28.6 million of free cash flow in the quarter

San Mateo, Calif. – February 6, 2024 – Freshworks Inc. (NASDAQ: FRSH), a leading software company empowering businesses to delight their customers and employees, today announced financial results for its fourth quarter and full year ended December 31, 2023.

“At Freshworks, we delivered a strong finish to the year, outperforming our financial estimates across the board in Q4,” said Girish Mathrubootham, CEO and Founder of Freshworks. “2023 was a defining year for us. We unleashed the power of the latest generative AI across our product portfolio to deliver tangible value for our customers. The refinements to our go-to-market strategy helped us win more upmarket deals and we improved our business efficiency to generate $78M in free cash flow for the year.”

Fourth Quarter 2023 Financial Summary Results

•Revenue: Total revenue was $160.1 million, representing growth of 20% compared to the fourth quarter of 2022, and 19% adjusting for constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(40.0) million, compared to $(60.6) million in the fourth quarter of 2022.

•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $11.5 million, compared to non-GAAP (loss) from operations of $(2.8) million in the fourth quarter of 2022.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.09) based on 296.0 million weighted-average shares outstanding, compared to $(0.19) based on 288.5 million weighted-average shares outstanding in the fourth quarter of 2022.

•Non-GAAP Net Income Per Share: Non-GAAP diluted net income per share was $0.08 based on 303.2 million weighted-average shares outstanding, compared to $0.01 based on 292.2 million weighted-average shares outstanding in the fourth quarter of 2022.

•Net Cash Provided by Operating Activities: Net cash provided by operating activities was $30.9 million, compared to net cash provided by operating activities of $7.2 million in the fourth quarter of 2022.

•Free Cash Flow: Free cash flow was $28.6 million, compared to $4.0 million in the fourth quarter of 2022.

•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents, and marketable securities were $1.19 billion as of December 31, 2023.

Full Year 2023 Financial Summary Results

•Revenue: Total revenue was $596.4 million, representing growth of 20% compared to 2022 for both reported and constant currency.

•GAAP (Loss) from Operations: GAAP (loss) from operations was $(170.2) million, compared to $(233.4) million in 2022.

•Non-GAAP Income (Loss) from Operations: Non-GAAP income from operations was $44.5 million, compared to non-GAAP (loss) from operation $(22.3) million in 2022.

•GAAP Net (Loss) Per Share: GAAP basic and diluted net (loss) per share was $(0.47) based on 293.1 million weighted-average shares outstanding, compared to $(0.82) based on 284.6 million weighted-average shares outstanding in 2022.

•Non-GAAP Net Income (Loss) Per Share: Non-GAAP diluted net income per share was $0.26 based on 293.1 million weighted-average shares outstanding, compared to $(0.07) based on 284.6 million weighted-average shares outstanding in 2022.

•Net Cash Provided by (Used in) Provided by Operating Activities: Net cash provided by operating activities was $86.2 million, compared to net cash (used in) operating activities of $(2.5) million in 2022.

•Free Cash Flow: Free cash flow was $77.8 million, compared to $(14.8) million in 2022.

A description of non-GAAP financial measures is contained in the section titled “Explanation of Non-GAAP Financial Measures” below and a reconciliation of GAAP to non-GAAP financial measures is contained in the tables below.

Fourth Quarter Key Metrics and Recent Business Highlights

•Number of customers contributing more than $5,000 in ARR ending the fourth quarter 2023 was 20,261, an increase of 14% year-over-year and 14% adjusting for constant currency.
•Net dollar retention rate was 108% (107% adjusting for constant currency), compared to 108% in the third quarter of 2023 and 108% in the fourth quarter of 2022. Constant currency net dollar retention rate was 106% in the third quarter of 2023 and 110% in the fourth quarter of 2022.
•Welcomed more customers to the Freshworks community including: Cineworld, Flexsteel, Grant Thornton, Hitachi Construction, Klöckner & Co., Porsche eBike Performance GmbH, Tata Consumer Products and many more.
•Expanded our relationship with AWS through a Strategic Collaboration Agreement, and recognition as a finalist for Business Applications Partner of the Year.
•Appointed Abe Smith as our Chief of Field Operations.

Financial Outlook

We are providing estimates for the first quarter and full year 2024 based on current market conditions and expectations. The revenue growth rates are adjusted for constant currency to provide better visibility into the underlying business trends. We emphasize that these estimates are subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below.

For the first quarter and full year 2024, we currently expect the following results:

($ in millions, except per share data)	First Quarter 2024	Full Year 2024
Revenue(1)	$162.5 - $164.5	$703.5 - $711.5
Year-over-year growth	18% - 19%	18% - 19%

Non-GAAP income from operations(1)	$12.5 - $14.5	$52.0 - $60.0

Non-GAAP net income per share(2)	$0.07 - $0.08	$0.29 - $0.31

(1) Revenue and non-GAAP income from operations are based on exchange rates as of February 2, 2024 for currencies other than USD.
(2) Non-GAAP net income per share was estimated assuming 305.0 million and 306.1 million weighted-average shares outstanding for the first quarter and full year 2024, respectively.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our fourth quarter and full year 2023 and 2022 non-GAAP results included in this press release.

Webcast and Conference Call Information

We will host a conference call for investors on February 6, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live audio webcast of the conference call by visiting the investor relations website at ir.freshworks.com. A replay of the audio webcast will be available shortly after the call on the Freshworks Investor Relations website and will be available for twelve months thereafter.

Explanation of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including revenue adjusted for constant currency, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) per share, non-GAAP net income (loss) attributable to common stockholders, and free cash flow. This press release and the accompanying tables also contain certain non-GAAP metrics, including annual recurring revenue, net dollar retention rates, revenue growth rates, and related presentation thereof adjusted for constant currency.

We adjust revenue and related growth rates for constant currency to provide a framework for assessing business performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for currencies other than USD are converted into USD at the average exchange rates in effect during the comparison period (for Q4 2022, the average exchange rates in effect for our major currencies were 1 USD to 1.02 EUR and 1 USD to 1.17 GBP), rather than the actual average exchange rates in effect during the current period (for Q4 2023, the average exchange rates in effect for our major currencies were 1 USD to 1.08 EUR and 1 USD to 1.24 GBP).

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Investors, however, are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

We exclude the following items from one or more of our non-GAAP financial measures, including the related income tax effect of these adjustments:

•Stock-based compensation expense. We exclude stock-based compensation, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this expense provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given the variety of valuation methodologies and assumptions.

•Employer payroll taxes on employee stock transactions. We exclude the amount of employer payroll taxes on equity awards from certain of our non-GAAP financial measures because they are dependent on our stock price at the time of vesting or exercise and other factors that are beyond our control and do not believe these expenses have a direct correlation to the operation of our business.

•Amortization of acquired intangibles. We exclude amortization of acquired intangibles, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of acquired intangibles are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions, and the allocation of purchase price. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

We define free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash from our core operations after purchases of property and equipment. Free cash flow is a measure to determine, among other things, cash available for strategic initiatives, including further investments in our business and potential acquisitions of businesses.

Operating Metrics

Number of Customers Contributing More Than $5,000 in ARR. We define ARR as the sum total of the revenue we would contractually expect to recognize over the next 12 months from all customers at a point in time, assuming no increases, reductions or cancellations in their subscriptions. We define our total customers contributing more than $5,000 in ARR as of a particular date as the number of business entities or individuals, represented by a unique domain or a unique email address, with one or more paid subscriptions to one or more of our products that contributed more than $5,000 in ARR.

Net Dollar Retention Rate. To calculate net dollar retention rate as of a given date, we first determine Entering ARR, which is ARR from the population of our customers as of 12 months prior to the end of the reporting period. We then calculate the Ending ARR from the same set of customers as of the end of the reporting period. We then divide the Ending ARR by the Entering ARR to arrive at our net dollar retention rate. Ending ARR includes upsells, cross-sells, and renewals during the measurement period and is net of any contraction or attrition over this period.

We also adjust the above operating metrics, growth rates of customers contributing more than $5,000 in ARR and related presentation thereof for constant currency to provide a framework for assessing our business performance excluding the effects of foreign currency rates fluctuations. To present this information, the Ending ARR of the current period in currencies other than USD is converted into USD at the exchange rates in effect at the end of the comparison period (for Q4 2022, the period end exchange rates in effect for our major currencies were 1 USD to 1.07 EUR and 1 USD to 1.21 GBP), rather than the actual exchange rates in effect at the end of the current period (for Q4 2023, the period end exchange rates in effect for our major currencies were 1 USD to 1.10 EUR and 1 USD to 1.27 GBP).

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, our GAAP and non-GAAP estimates for the first quarter and full year 2024, our financial outlook, the value of our products to customers, the results of our focus on product innovation efforts and the usefulness of the measures by which we evaluate our business, among other things. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, including our financial outlook and macroeconomic uncertainties, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future,” “believe,” “expect,” “may,” “will,” “intend” “estimate,” “continue,” “anticipate,” “could,” “would,” “projects,” “plans,” “targets” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, many of which involve factors or circumstances that are beyond our control, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include our ability to achieve our long-term plans and key initiatives; our ability to sustain or manage any future growth effectively; our ability to attract and retain customers or expand sales to existing customers; delays in product development or deployments or the success of such products; the failure to deliver competitive service offerings and lack of market acceptance of any offerings delivered; the impact to the economy, our customers and our business due to global economic conditions, including market volatility, foreign exchange rates, and impact of inflation; the timeframes for and severity of the impact of any weakened global economic conditions on our customers’ purchasing and renewal decisions, which may extend the length of our sales cycles or adversely affect our industry; our history of net losses and ability to achieve or sustain profitability, as well as the other potential factors described under "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as such factors may be updated from time to time in our periodic and other documents of Freshworks Inc. filed with the Securities and Exchange Commission from time to time (available at www.sec.gov), including our Annual Report on Form 10-K that will be filed for the year ended December 31, 2023.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date hereof and are based on information available to us at the time the statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

About Freshworks Inc.

Freshworks Inc., (NASDAQ: FRSH) creates AI-boosted business software anyone can use. Purpose-built for IT, customer support, and sales and marketing teams, our products are designed to let everyone work more efficiently and deliver more value for immediate business impact. Headquartered in San Mateo, California, Freshworks operates around the world to serve more than 67,000 customers, including American Express, Blue Nile, Bridgestone, Databricks, Fila, and OfficeMax. For the freshest company news, visit www.freshworks.com and follow us on Facebook, LinkedIn, and X.

Investor Relations Contact:
Joon Huh
IR@freshworks.com
650-988-5699

Media Relations Contact:
Jayne Gonzalez
PR@freshworks.com
408-348-1087

© 2024 Freshworks Inc. All Rights Reserved. Freshworks and its associated logo is a trademark of Freshworks Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies. Nothing in this press release should be construed to the contrary, or as an approval, endorsement or sponsorship by any third parties of Freshworks Inc. or any aspect of this press release.

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$160,111	$133,170	$596,432	$497,999
Cost of revenue(1)	27,009	25,156	103,369	95,772
Gross profit	133,102	108,014	493,063	402,227
Operating expense:
Research and development(1)	35,834	34,658	137,756	135,543
Sales and marketing(1)	92,323	94,838	357,781	343,207
General and administrative(1)	44,986	39,126	167,698	156,849
Total operating expenses	173,143	168,622	663,235	635,599
Loss from operations	(40,041)	(60,608)	(170,172)	(233,372)
Interest and other income, net	14,715	9,973	46,403	12,582
Loss before income taxes	(25,326)	(50,635)	(123,769)	(220,790)
Provision for income taxes	2,755	4,842	13,667	11,342
Net loss	(28,081)	(55,477)	(137,436)	(232,132)
Net loss per share - basic and diluted	$(0.09)	$(0.19)	$(0.47)	$(0.82)
Weighted average shares used in computing net loss per share - basic and diluted	296,001	288,457	293,087	284,587

______________________
(1)    Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$1,637	$1,827	$6,774	$7,039
Research and development	8,862	9,967	37,524	36,413
Sales and marketing	14,969	20,124	66,755	64,328
General and administrative	25,172	25,126	99,654	99,916
Total stock-based compensation expense, net of amounts capitalized	$50,640	$57,044	$210,707	$207,696

FRESHWORKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$488,121	$304,083
Marketable securities	699,506	843,405
Accounts receivable, net	97,179	70,470
Deferred contract acquisition costs	22,908	20,139
Prepaid expenses and other current assets	47,832	38,913
Total current assets	1,355,546	1,277,010
Property and equipment, net	22,747	24,139
Operating lease right-of-use assets	32,749	33,024
Deferred contract acquisition costs, noncurrent	19,764	19,536
Goodwill	6,181	6,181
Deferred tax assets	10,013	8,689
Other assets	9,772	11,637
Total assets	$1,456,772	$1,380,216
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,485	$5,908
Accrued liabilities	56,608	59,008
Deferred revenue	266,399	205,626
Income tax payable	722	1,150
Total current liabilities	327,214	271,692
Operating lease liabilities, non-current	26,795	28,174
Other liabilities	30,501	28,532
Total liabilities	384,510	328,398
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	4,713,522	4,562,319
Accumulated other comprehensive loss	(754)	(7,431)
Accumulated deficit	(3,640,509)	(3,503,073)
Total stockholders' equity	1,072,262	1,051,818
Total liabilities and stockholders' equity	$1,456,772	$1,380,216

FRESHWORKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(28,081)	$(55,477)	$(137,436)	$(232,132)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,046	2,930	12,144	11,504
Amortization of deferred contract acquisition costs	6,365	5,211	23,965	18,532
Non-cash lease expense	2,044	1,732	7,736	6,195
Stock-based compensation	50,640	57,044	210,707	207,696
Discount amortization on marketable securities	(3,544)	(2,191)	(15,652)	(1,627)
Change in fair value of equity securities	(25)	4	(90)	(71)
Deferred income taxes	(1,435)	(2,714)	(1,322)	(2,405)
Other	34	(581)	209	887
Changes in operating assets and liabilities:
Accounts receivable	(16,979)	(13,636)	(26,982)	(18,892)
Deferred contract acquisition costs	(7,815)	(9,006)	(26,962)	(28,560)
Prepaid expenses and other assets	4,382	4,233	(7,411)	(8,141)
Accounts payable	796	2,039	(2,423)	77
Accrued and other liabilities	4,989	3,872	1,839	7,746
Deferred revenue	20,314	14,657	60,773	45,453
Operating lease liabilities	(3,865)	(950)	(12,917)	(8,787)
Net cash provided by (used in) operating activities	30,866	7,167	86,178	(2,525)
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,079)	(1,841)	(2,069)	(7,129)
Proceeds from sale of property and equipment	19	5	110	137
Capitalized internal-use software	(1,196)	(1,288)	(6,271)	(5,116)
Purchases of marketable securities	(189,124)	(310,059)	(842,803)	(848,560)
Sales of marketable securities	—	—	—	92,786
Maturities and redemptions of marketable securities	203,599	189,430	1,009,532	483,055
Net cash provided by (used in) investing activities	12,219	(123,753)	158,499	(284,827)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock under employee stock purchase plan, net	2,959	3,859	7,271	10,870
Proceeds from exercise of stock options	27	11	88	109
Payment of withholding taxes on net share settlement of equity awards	(16,196)	(15,508)	(67,978)	(167,224)
Payment of deferred offering costs	—	—	—	(109)
Net cash used in financing activities	(13,210)	(11,638)	(60,619)	(156,354)
Net increase (decrease) in cash, cash equivalents and restricted cash	29,875	(128,224)	184,058	(443,706)
Cash, cash equivalents and restricted cash, beginning of period	458,341	432,382	304,158	747,864
Cash, cash equivalents and restricted cash, end of period	$488,216	$304,158	$488,216	$304,158

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,
	2023	2022	Growth Rates
Revenue
GAAP revenue	$160,111	$133,170	20%
Effects of foreign currency rate fluctuations	(2,205)
Revenue adjusted for constant currency	$157,906		19%

	Year Ended December 31,
	2023	2022	Growth Rates
Revenue
GAAP revenue	$596,432	$497,999	20%
Effects of foreign currency rate fluctuations	573
Revenue adjusted for constant currency	$597,005		20%

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$133,102	$108,014	$493,063	$402,227
Non-GAAP adjustments:
Stock-based compensation expense	1,637	1,827	6,774	7,039
Employer payroll taxes on employee stock transactions	23	16	136	41
Amortization of acquired intangibles	—	176	158	1,191
Non-GAAP gross profit	$134,762	$110,033	$500,131	$410,498
GAAP gross margin	83.1%	81.1%	82.7%	80.8%
Non-GAAP gross margin	84.2%	82.6%	83.9%	82.4%

Reconciliation of operating expenses:
GAAP research and development	$35,834	$34,658	$137,756	$135,543
Non-GAAP adjustments:
Stock-based compensation expense	(8,862)	(9,967)	(37,524)	(36,413)
Employer payroll taxes on employee stock transactions	(73)	(62)	(309)	65
Non-GAAP research and development	$26,899	$24,629	$99,923	$99,195
GAAP research and development as percentage of revenue	22.4%	26.0%	23.1%	27.2%
Non-GAAP research and development as percentage of revenue	16.8%	18.5%	16.8%	19.9%

GAAP sales and marketing	$92,323	$94,838	$357,781	$343,207
Non-GAAP adjustments:
Stock-based compensation expense	(14,969)	(20,124)	(66,755)	(64,328)
Employer payroll taxes on employee stock transactions	(657)	(319)	(2,330)	(1,273)
Amortization of acquired intangibles	—	(100)	(145)	(400)
Non-GAAP sales and marketing	$76,697	$74,295	$288,551	$277,206
GAAP sales and marketing as percentage of revenue	57.7%	71.2%	60.0%	68.9%
Non-GAAP sales and marketing as percentage of revenue	47.9%	55.8%	48.4%	55.7%

GAAP general and administrative	$44,986	$39,126	$167,698	$156,849
Non-GAAP adjustments:
Stock-based compensation expense	(25,172)	(25,126)	(99,654)	(99,916)
Employer payroll taxes on employee stock transactions	(192)	(121)	(936)	(578)
Non-GAAP general and administrative	$19,622	$13,879	$67,108	$56,355

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP general and administrative as percentage of revenue	28.1%	29.4%	28.1%	31.5%
Non-GAAP general and administrative as percentage of revenue	12.3%	10.4%	11.3%	11.3%

Reconciliation of operating loss and operating margin:
GAAP loss from operations	$(40,041)	$(60,608)	$(170,172)	$(233,372)
Non-GAAP adjustments:
Stock-based compensation expense	50,640	57,044	210,707	207,696
Employer payroll taxes on employee stock transactions	945	518	3,711	1,827
Amortization of acquired intangibles	—	276	303	1,591
Non-GAAP income (loss) from operations	$11,544	$(2,770)	$44,549	$(22,258)
GAAP operating margin	(25.0)%	(45.5)%	(28.5)%	(46.9)%
Non-GAAP operating margin	7.2%	(2.1)%	7.5%	(4.5)%

Reconciliation of net loss attributable to common stockholders:
GAAP net loss attributable to common stockholders - basic and diluted	$(28,081)	$(55,477)	$(137,436)	$(232,132)
Non-GAAP adjustments:
Stock-based compensation expense	50,640	57,044	210,707	207,696
Employer payroll taxes on employee stock transactions	945	518	3,711	1,827
Amortization of acquired intangibles	—	276	303	1,591
Income tax adjustments	(219)	450	1,398	1,978
Non-GAAP net income (loss) attributable to common stockholders - basic and diluted	$23,285	$2,811	$78,683	$(19,040)

FRESHWORKS INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Reconciliation of net loss per share - diluted:
GAAP net loss per share - diluted	$(0.09)	$(0.19)	$(0.47)	$(0.82)
Non-GAAP adjustments:
Stock-based compensation expense	0.17	0.20	0.72	0.73
Employer payroll taxes on employee stock transactions	—	—	0.01	0.01
Income tax adjustments	—	—	—	0.01
Non-GAAP net income (loss) per share - diluted	$0.08	$0.01	$0.26	$(0.07)
Weighted-average shares used in computing GAAP net loss per share - diluted	296,001	288,457	293,087	284,587
Weighted-average shares used in computing non-GAAP net income (loss) per share - diluted (1)	303,152	292,182	300,735	284,587

Computation of free cash flow:
Net cash provided by (used in) operating activities	$30,866	$7,167	$86,178	$(2,525)
Less:
Purchases of property and equipment	(1,079)	(1,841)	(2,069)	(7,129)
Capitalized internal-use software	(1,196)	(1,288)	(6,271)	(5,116)
Free cash flow	$28,591	$4,038	$77,838	$(14,770)
Net cash provided by (used in) investing activities	$12,219	$(123,753)	$158,499	$(284,827)
Net cash used in financing activities	$(13,210)	$(11,638)	$(60,619)	$(156,354)

(1) Diluted net income (loss) per share attributable to common stockholders is determined by giving effect to all potential common equivalents during the reporting period, unless including them yields an antidilutive result. The company considers its stock options and RSUs as potential common stock equivalents but excluded them from the computation of GAAP diluted net loss per share attributable to common stockholders, as their effect was antidilutive. For the three months ended December 31, 2023 and 2022, potentially dilutive shares of 7.2 million and 3.7 million shares, respectively, were included in the weighted average shares used in computing non-GAAP net income per share. For the twelve months ended December 31, 2023, potentially dilutive shares of 7.6 million shares were included in the weighted average shares used in computing non-GAAP net income per share.